Exhibit D

Execution Version

Stock Purchase Agreement

Dated February 9, 2012

among

PostRock Energy Corporation,

White Deer Energy L.P.,

White Deer Energy TE L.P.

and

White Deer Energy FI L.P.

LIST OF ANNEXES AND SCHEDULES

ANNEX A:	Form of Registration Rights Amendment
SCHEDULE 1.1:	Purchased Securities
SCHEDULE 3.1(B):	Capitalization
SCHEDULE 3.1(D):	Authorization, Enforceability

i

STOCK PURCHASE AGREEMENT, dated February 9, 2012 (this “Agreement”), by and among PostRock Energy Corporation, a Delaware corporation (the “Company”), White Deer Energy L.P., a Cayman Islands exempted limited partnership (“White Deer”), White Deer Energy TE L.P., a Cayman Islands exempted limited partnership (“White Deer TE”) and White Deer Energy FI L.P. a Cayman Islands exempted limited partnership (together with White Deer and White Deer TE, the “Investors” and each an “Investor”).

Recitals:

A. The Company. As of the date hereof, the Company has 40,000,000 authorized shares of Common Stock, $0.01 par value per share (“Common Stock”), and 5,000,000 authorized shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

B. The Issuance. The Company intends to issue to the Investors in a private placement 2,180,233 shares of Common Stock (the “Purchased Securities”), and the Investors intend to purchase from the Company the Purchased Securities.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Purchase; Closing; Closing Transactions

1.1 Purchase. At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Company is issuing and selling to each of Investors, and each of the Investors is purchasing, severally and not jointly, from the Company (collectively, the sales of all of the Purchased Securities hereunder, the “Purchase”) the number of shares of Common Stock set forth opposite such Investor’s name on Schedule 1.1, for a purchase price of $3.44 per share of Common Stock (which the parties hereto agree is the consolidated closing bid price per share of Common Stock as of the business day immediately prior to the date hereof) and for an aggregate purchase price of $7,500,001.52, by wire transfer of immediately available funds to a bank account designated by the Company.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) is taking place at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, 26th Floor, New York, New York 10103, concurrently with the execution and delivery of this Agreement. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Closing Transactions . At the Closing, subject to the satisfaction or waiver of each of the conditions specified below:

(i) the Company is duly executing and delivering to each of the Investors one or more certificates, dated as of the Closing Date and bearing appropriate legends as hereinafter provided for, representing all of the Purchased Securities set forth opposite such Investor’s name on Schedule 1.1, in each case against payment of the aggregate purchase price therefor as set forth in Section 1.1;

(ii) the Company is duly executing and delivering to the Investors, and each of the Investors is duly executing and delivering to the Company, an Amendment No. 1 to the First Amended and Restated Registration Rights Agreement (the “Registration Rights Amendment”) in the form of Annex A;

(iii) the Company is delivering to the Investors a good standing certificate with respect to the Company issued by the Secretary of State of the State of Delaware, dated as of a recent date;

(iv) the Company is delivering to the Investors a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (a) certifying the resolutions adopted by the Independent Majority of the board of directors of the Company approving this Agreement, the Registration Rights Amendment, the Transactions and the issuance of the Purchased Securities, (b) certifying the current versions of the Certificate of Incorporation and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(v) the Company is delivering all other documents, certificates, instruments and writings reasonably requested by any of the Investors or their counsel prior to the Closing as may be necessary or advisable in connection with the consummation of any of the Transactions.

ARTICLE II

Definitions

2.1 Defined Terms. For the purposes of this Agreement the following words and phrases shall have the following meanings:

(a) “2010 Purchase Agreement” means the Securities Purchase Agreement, dated September 2, 2010, by and among the Company and the Investors.

(b) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, the Company’s Affiliates shall be deemed not to include the White Deer Group (as such term is defined in the 2010 Purchase Agreement, other than the Company and its Subsidiaries).

(c) “Certificate of Incorporation” means the Company’s restated certificate of incorporation (together with any certificates of designation) in effect at the time as of which any determination is being made.

(d) “Governmental Entity” means any (i) federal, state, local, municipal, foreign or other government (or agency thereof), (ii) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (iii) multinational organization or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

(e) “Independent Majority” means a majority of the members of the board of directors of the Company who are neither Investor Directors (as such term is defined in the 2010 Purchase Agreement) nor employees of the Company.

(f) “Nasdaq” means NASDAQ OMX Group Inc.

(g) “Securities Act” means the Securities Act of 1933.

(h) “Subsidiary” means, with respect to any person, those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(i) “Transaction Documents” means, collectively, this Agreement and the Registration Rights Amendment, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

(j) “Transactions” means the transactions contemplated by the Transaction Documents, including the Purchase.

2.2 Other Terms. For purposes of this Agreement, the following terms shall have the meaning specified in the Sections indicated below:

Term	Location of Definition
Agreement	Preamble
Bankruptcy Exception	3.1(d)(i)
business day	5.12
Closing	1.2
Closing Date	1.2
Common Stock	Recital A
Company	Preamble
Investor(s)	Preamble
Investor Indemnified Parties	4.5(a)
Losses	4.5(a)
Preferred Stock	Recital A

Term	Location of Definition
Purchase	1.1
Purchased Securities	Recital B
Registration Rights Amendment	1.3(i)
Representative	2.3(d)
White Deer	Preamble
White Deer TE	Preamble

ARTICLE III

Representations and Warranties

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Investors that as of the date hereof (or such other date specified herein):

(a) Organization and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

(b) Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 9,935,337 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which 6,000 shares of Series A Cumulative Redeemable Preferred Stock are issued or outstanding and 215,662.45 shares of Series B Voting Preferred Stock are issued and outstanding. Schedule 3.1(b) sets forth all of the options, warrants and equity incentive plans of the Company, and the number of shares of Common Stock reserved for issuance pursuant to any outstanding options, warrants or equity incentive plans. The outstanding shares of the Company’s capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, are not subject to preemptive rights (and were not issued in violation of any preemptive rights) and were issued in full compliance with applicable state and federal securities laws and any rights of third parties. Except as provided in the 2010 Purchase Agreement, no person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth above or on Schedule 3.1(b), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(c) Purchased Securities. The Purchased Securities have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, the Purchased Securities will be duly and validly issued, fully paid and non-assessable.

(d) Authorization, Enforceability.

(i) The Company has the corporate power and authority to execute and deliver this Agreement and the Registration Rights Amendment and to carry out its obligations hereunder (which includes the issuance of the Purchased Securities) and thereunder. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Amendment and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement and the Registration Rights Amendment are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) Except as set forth on Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the Registration Rights Amendment, compliance by the Company with any of the provisions hereof or thereof and the consummation of the Transactions, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (A) the Certificate of Incorporation or by-laws of the Company or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision (except for violations, conflicts, breaches or defaults that would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole) or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate (x) any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree or (y) any rule related to the qualification, listing and delisting of companies on the Nasdaq Stock Market, in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

(e) Other than the filing of any current report on Form 8-K and a Form D required to be filed with the Securities and Exchange Commission, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation of the Transactions.

(f) Brokers or Finders. The Company represents as to itself, its predecessors and its Affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Purchase.

(g) No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

(h) No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Securities under the Securities Act.

(i) Private Placement. Assuming the accuracy of the representations of the Investors in Section 3.2(c), the offer and sale of the Purchased Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.2 Representations and Warranties of the Investors. The Investors, jointly and severally, hereby represent and warrant to the Company that as of the date hereof:

(a) Status. Each Investor has been duly organized and is validly existing as an exempted limited partnership under the laws of the Cayman Islands, with the limited partnership power and authority to own its properties and conduct its business as currently conducted.

(b) Authorization, Enforceability.

(i) Each Investor, acting through its general partner, has the limited partnership power and authority to execute and deliver this Agreement and the Registration Rights Amendment and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by each Investor of this Agreement and the Registration Rights Amendment and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Investor’s general partner and all other necessary limited partnership acting on the part of such Investor, and no further approval or authorization is required on the part of such Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Amendment are or will be valid and binding obligations of each Investor enforceable against such Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii) The execution, delivery and performance by each Investor of this Agreement and the Registration Rights Amendment and the consummation of the transactions contemplated hereby and thereby and compliance by such Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets.

(iii) Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by any Investor in connection with the consummation by such Investor of the Purchase.

(c) Purchase for Investment. Each Investor acknowledges that the offering and sale of the Purchased Securities have not been registered under the Securities Act or under any state securities laws. Each Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

(d) Company Representations. Each of the Investors acknowledges and agrees that (1) other than as expressly set forth in Section 3.1 hereof, neither the Company nor any of its directors, officers, shareholders, employees, Affiliates, agents, advisors or representatives (collectively, “Representatives”) is making or has made any representations or warranties, written or oral, statutory, express or implied, concerning the Company, its Subsidiaries, their respective businesses or assets or any aspect of the Transactions and (2) such Investor has not been induced by and has not relied upon any representations, warranties or statements, whether written or oral, statutory, express or implied, made by the Company or any of its Representatives that are not expressly set forth in Section 3.1 hereof.

ARTICLE IV

Covenants and Additional Agreements

4.1 Further Assurances. At any time and from time to time after the Closing, at the request of any Investor, the Company shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary in order to effectively transfer and convey the applicable Purchased Securities to each of the Investors, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Transactions.

4.2 Expenses.

(a) At any time and from time to time after the Closing, the Company shall reimburse the Investors for their reasonable costs and expenses, including reasonable legal or other professional fees and expenses, and reasonable out-of-pocket due diligence expenses, incurred or made (i) in connection with this Agreement and the Transactions (including any reasonable cost and expenses incurred after the Closing to the extent related) and (ii) in connection with any amendments to the Transaction Documents. Prior to any such reimbursement, the Investors shall provide the Company with reasonably detailed invoices setting forth the expenses to be reimbursed and, within 30 days thereof, the Company shall pay the applicable amount by a wire transfer of immediately available funds as designated by the Investors.

(b) The Company shall reimburse the Investors for their reasonable out-of-pocket costs and expenses (including airfare, hotels and cab fare) incurred or made in connection with ongoing oversight of the Company during the period commencing on September 21, 2011 and ending the later of (i) the first anniversary of the Closing Date and (ii) the first date on which the Investors, on the one hand, or the Independent Majority, on the other hand, provide good faith written notice to the other that the Investors’ ongoing oversight of the Company has ceased to provide sufficient value to the stockholders of the Company to justify such reimbursement. Prior to any such reimbursement, the Investors shall provide the Company with reasonably detailed invoices setting forth the expenses to be reimbursed and a good faith attestation that such costs were incurred in the course of conducting work for the benefit of all Company shareholders. Reimbursements shall be made within 30 days of the invoices having been presented to the Company.

4.3 Transfer Restrictions. The Purchased Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Investor agrees it shall not, directly or through others, offer or sell any Purchased Securities except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Purchased Securities other than pursuant to an effective registration statement, each Investor agrees it shall notify the Company of such transfer and the

Company may require such Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

4.4 Legend. Each Investor agrees that all certificates or other instruments representing Purchased Securities will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE STOCK PURCHASE AGREEMENT, DATED FEBRUARY 9, 2012, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any Purchased Securities become registered under the Securities Act or (ii) Purchased Securities are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Purchased Securities, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investors surrender to the Company the previously issued certificates or other instruments.

4.5 Indemnification.

(a) Indemnification by the Company. From and after the Closing, the Company shall indemnify and hold harmless the Investors and their respective Affiliates and their respective directors, officers, employees and agents (the “Investor Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) asserted against or incurred by such Investor Indemnified Party to the extent arising out of or in connection with (i) any breach of the representations or warranties of the Company set forth in this Agreement or (ii) any breach or violation of the covenants or agreements of the Company set forth in this Agreement.

(b) Indemnification by the Purchasers. From and after the Closing, each of the Investors shall, severally but not jointly, indemnify and hold the Company harmless from and against all Losses asserted against or incurred by the Company to the extent arising out of or in connection with (i) any breach of the representations or warranties of such Investor set forth in this Agreement or (ii) any breach or violation of the covenants or agreements of such Investor set forth in this Agreement.

(c) No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach or violation of more than one representation, warranty, covenant or agreement.

(d) Sole Remedy. The parties agree that the sole and exclusive remedy of any party to this Agreement or any Investor Indemnified Parties, the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Amendment), shall be limited to the indemnification provisions set forth in this Section 4.5 and, in furtherance of the foregoing, each of the parties, on behalf of itself and its Affiliates, waives and releases the other parties to this Agreement (and such other parties’ Affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action it or its Affiliates may have against the other parties to this Agreement in connection with the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Amendment), except pursuant to the indemnification provisions set forth in this Section 4.5; provided, however, that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other parties in connection herewith or the Transactions.

(e) NO SPECIAL DAMAGES. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS SECTION 4.5 OR OTHERWISE IN RESPECT OF THIS AGREEMENT (EXCLUDING, FOR THE AVOIDANCE OF DOUBT, THE REGISTRATION RIGHTS AMENDMENT) FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A LOSS, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE; PROVIDED, HOWEVER, THAT THE INVESTOR INDEMNIFIED PARTIES SHALL BE ENTITLED TO RECOVER FROM THE COMPANY ANY AMOUNTS FOR LOSSES TO THE EXTENT NECESSARY TO COMPENSATE THE INVESTOR INDEMNIFIED PARTIES IN FULL FOR THE DIMINUTION IN VALUE OF ITS INVESTMENT IN THE COMPANY IF SUCH LOSSES RESULT FROM AN INDEMNIFIABLE CLAIM COVERED BY SECTION 4.5(a).

4.6 Subsequent Investment. Each of the parties hereto acknowledges and agrees that the Purchase shall be in partial satisfaction of the Investors’ obligations pursuant to Section 4.5 of the 2010 Purchase Agreement, and the aggregate purchase price hereunder of $7,500,001.52 shall count toward to the amount specified in Section 4.5 of the 2010 Purchase Agreement.

4.7 Restrictions on Sale of Common Stock. Each of the Investors agrees that the Purchased Securities shall be “Excluded Securities” as defined in, and for purposes of, the 2010 Purchase Agreement.

ARTICLE V

Miscellaneous

5.1 Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

5.2 Waivers. Any failure by any party to comply with any of its obligations, agreements or covenants herein may be waived by the party to whom such compliance is owed. No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

5.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.4 Governing Law; Submission to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction. With respect to any lawsuit or claim arising out of or in connection with this Agreement or the Registration Rights Amendment, each of the parties hereto agrees (a) to submit to the personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (b) that jurisdiction and venue shall lie in the

State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile (transmission confirmed), or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investors:

c/o White Deer Energy L.P.

667 Madison Ave, 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770

Houston, Texas 77002

Attention: James E. Saxton

Facsimile: (713) 581-6901

(b) If to the Company:

PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, OK 73102

Attention: Terry W. Carter

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

and

PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, OK 73102

Attention: Stephen DeGiusti

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

5.7 Publicity. Except as set forth below, no public release or announcement concerning the Transactions shall be issued by the Company, its Subsidiaries or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company or its Subsidiaries) (which consents shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the affected party shall allow the other parties hereto, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall by 8:30 a.m. (New York City time) on the fourth trading day immediately following the date of this Agreement file a Current Report on Form 8-K disclosing the execution and delivery of this Agreement as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by applicable law or the Securities and Exchange Commission or Nasdaq.

5.8 Entire Agreement, Etc. This Agreement (including the Annexes and Schedules hereto) and the Registration Rights Amendment constitute the entire agreement, and supersede all other prior agreements (other than the 2010 Purchase Agreement and the agreements executed in connection therewith), understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. For the avoidance of doubt, each of the parties hereto hereby acknowledges that the 2010 Purchase Agreement shall remain in full force and effect in accordance with its terms except as expressly modified herein.

5.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void. This Section 5.9 applies only to an assignment of this Agreement and the rights, remedies, obligations and liabilities arising hereunder and does not apply to a sale, transfer or assignment of Purchased Securities, which is addressed in Section 4.3.

5.10 Severability. If any provision of this Agreement or the Registration Rights Amendment, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors (and any persons to whom an Investor has transferred its rights hereunder in accordance with this Agreement), any benefits, rights, or remedies.

5.12 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In connection with the interpretation or enforcement of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Time is of the essence for each and every provision of this Agreement. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except a Saturday, Sunday or other day on which (i) the Nasdaq stock market is not open for trading or (ii) commercial banks in the State of New York or the State of Oklahoma are authorized or required by law or executive order to close.

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In Witness Whereof, this Agreement has been executed by the parties hereto as of the date first herein above written.

POSTROCK ENERGY CORPORATION

By:	/s/ Terry W. Carter
Terry W. Carter
President and Chief Executive Officer

Signature Page to Securities Purchase Agreement

WHITE DEER ENERGY L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Director

WHITE DEER ENERGY TE L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Director

WHITE DEER ENERGY FI L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Director

Signature Page to Securities Purchase Agreement

SCHEDULE 1.1 – PURCHASED SECURITIES

Investor	Number of Shares of Common Stock Purchased	Price Per Share	Aggregate Purchase Price
White Deer Energy L.P.	2,039,527	$3.44	$7,015,972.88
White Deer Energy TE L.P.	67,766	$3.44	$233,115.04
White Deer Energy FI L.P.	72,940	$3.44	$25,0913.60

Total			$7,500,001.52

Schedule 1.1 – Purchased Securities